As filed with the Securities and Exchange Commission on October 2, 2002
                                                  Registration No. _________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                               ___________________

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                               ___________________

                            MSC.SOFTWARE CORPORATION
              (Exact Name of Registrant as Specified in Its Charter)
                               ___________________

               Delaware                                   95-2239450
     (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)


                     2 MacArthur Place, Santa Ana, California 92707
             (Address, Including Zip Code, of Principal Executive Offices)
                                ___________________

                  MSC.Software Corporation 2001 Stock Option Plan
                             (Full Title of the Plan)
                                ___________________

                                   Louis A. Greco
                       Chief Financial Officer and Secretary
                              MSC.Software Corporation
                    2 MacArthur Place, Santa Ana, California 92707
                                   (714) 540-8900
              (Name, Address and Telephone Number, Including Area Code,
                                of Agent For Service)

                                       COPY TO:

                              Richard A. Boehmer, Esq.
                                O'Melveny & Myers LLP
       400 South Hope Street, 15th Floor, Los Angeles, California 90071-2899
                                  (213) 430-6643
                                ___________________

                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                 Proposed     Proposed
                                 Maximum      Maximum
 Title Of         Amount         Offering     Aggregate         Amount Of
 Securities       To Be          Price        Offering          Registration
 To Be            Registered     Per Unit     Price             Fee
 Registered
 -----------------------------------------------------------------------------
 Common Stock,    750,000<F1>    $7.93<F2>    $5,947,500<F2>    $547.17<F2>
 $0.01 par        shares
 value
 -----------------------------------------------------------------------------

<F1> This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares and options which by reason of certain events specified in the MSC.Software Corporation 2001 Stock Option Plan, as amended (the "Plan") may become subject to the Plan.

<F2> Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 27, 2002, as reported on the New York Stock Exchange.

     The Exhibit Index for this Registration Statement is at page 6.
 =============================================================================

                                      PART I

                             INFORMATION REQUIRED IN THE
                              SECTION 10(a) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part-II hereof), taken together, constitute a prospectus that meets the requirements of Section-10(a) of the Securities Act.

                                      PART II

                            INFORMATION REQUIRED IN THE
                               REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

      The following documents of MSC.Software Corporation (the "Company") filed with the Commission are incorporated herein by reference:

      (a) The Company's Registration Statement on Form S-8 relating to the Plan filed with the Commission on August 31, 2001 (registration number 333-68762);

      (b) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002;

      (c) The Company's Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2002, filed with the Commission on May 15, 2002, and June 30, 2002, filed with the Commission on August 14, 2002;

      (d) The Company's Current Report on Form 8-K filed with the Commission on May 6, 2002 (as amended by the Company's Current Report on Form 8-K/A filed with the Commission on July 2, 2002); and

      (e) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 22, 1996, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

      The Company acquired Mechanical Dynamics, Inc. ("MDI") on April 19, 2002. The consolidated financial statements of MDI and subsidiaries filed in MDI's Annual Report on Form 10-K for the year ended December 31, 2001 are incorporated herein by reference. Such consolidated financial statements were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated January 30, 2002. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

Item 8.     Exhibits

      See the attached Exhibit Index at page 6.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on September 30, 2002.



                                    By: /s/LOUIS A. GRECO
                                        Louis A. Greco
                                        Chief Financial Officer and
                                        Secretary



                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints
Frank S. Perna, Jr. and Louis A. Greco, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Signature                   Title                    Date


/s/FRANK S. PERNA, JR.   Chairman and Chief          September 30, 2002
Frank S. Perna, Jr.      Executive Officer
                         (Principal Executive
                         Officer)


/s/LOUIS A. GRECO        Chief Financial Officer     September 30, 2002
Louis A. Greco           and Secretary (Principal
                         Financial and Principal
                         Accounting Officer)


__________________       Director                    ___________, 2002
Larry S. Barels


/s/DONALD GLICKMAN       Director                    September 30, 2002
Donald Glickman


/s/WILLIAM F. GRUN       Director                    September 30, 2002
William F. Grun


/s/GEORGE N. RIORDAN     Director                    September 30, 2002
George N. Riordan

                          EXHIBIT INDEX


Exhibit
Number              Description of Exhibit


4. MSC.Software Corporation 2001 Stock Option Plan, as amended (incorporated by reference to Appendix B to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act (SEC File No.-001-08722) on April 12, 2002).

5.          Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1        Consent of KPMG LLP (consent of independent auditors).

23.2 Consent of Ernst & Young LLP, Independent Auditors (consent of independent auditors).

23.3 Consent of Arthur Andersen LLP (consent of independent auditors) (omitted pursuant to Rule 437a)

23.4        Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").